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                                         EXHIBIT (23)(B)


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                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Salem Community Bancorp, Inc.


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for investments in debt and marketable equity securities and a change in the method of accounting for income taxes.



                                                     /s/ KPMG Peat Marwick LLP


St. Louis, Missouri
January 4, 1995